Exhibit 99.1

E*TRADE Financial Corporation Announces Reduction of Corporate Debt and Public Offering of New Senior Notes

Company also establishes $200 million revolving credit facility

NEW YORK--(BUSINESS WIRE)--November 12, 2014--E*TRADE Financial Corporation (NASDAQ:ETFC) today announced plans to reduce its corporate debt outstanding by $400 million, while simultaneously effecting a refinance of existing notes to meaningfully extend its maturity profile. Specifically, the proposed transaction involves usage of approximately $460 million of corporate cash, along with $540 million from the issuance of new notes, to redeem two tranches of existing debt and pay related redemption premiums. In addition, the Company has established a $200 million revolving credit facility, which will initially remain undrawn, enhancing the Company’s liquidity position.

Subject to market and other considerations, E*TRADE plans to offer $540 million in aggregate principal amount of Senior Notes due 2022 in a public offering. Actual terms of the notes, including the interest rate, principal amount, and redemption provisions, will depend on market conditions at the time of pricing.

E*TRADE will use the proceeds from this offering, along with approximately $460 million of existing corporate cash, to redeem all of its outstanding 6.750% Senior Notes due 2016 (“2016 Notes”) and 6.000% Senior Notes due 2017 (“2017 Notes”), and to pay related redemption premiums. This press release does not constitute a notice of redemption with respect to the 2016 Notes or 2017 Notes.

E*TRADE also announced that it has entered into a three-year, $200 million senior secured revolving credit facility. The credit facility is secured by first priority pledges of the equity interests of certain of E*TRADE’s domestic subsidiaries and pledges of certain intercompany indebtedness.

J.P. Morgan, Morgan Stanley, Credit Suisse, and Goldman, Sachs & Co. are serving as joint book-running managers for the offering.

E*TRADE has filed an effective registration statement (including a preliminary prospectus supplement and accompanying base prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the effective registration statement (including the preliminary prospectus supplement and accompanying base prospectus) for more complete information about E*TRADE and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 866-803-9204.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes or any other securities, nor will there be any sale of the notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. ETFC-G

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements relating to E*TRADE’s expectations regarding the completion, timing and size of the proposed public offering and the related planned redemption are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, uncertainties and risks related to market conditions, E*TRADE’s ability to borrow under the senior secured revolving credit facility and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that the public offering will be completed on the anticipated terms, or at all. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”) and the risk factors and other statements included in the prospectus supplement relating to this offering and the accompanying prospectus (including the documents incorporated by reference therein). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2014 E*TRADE Financial Corporation. All rights reserved.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com